UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)     April 27, 2007

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                         0-24393           13-3945947
   (State or other jurisdiction      (Commission       (IRS Employer
   of incorporation)                 File Number)      Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                    6021
(Address of principal executive offices)                   (Zip Code)

Registrant's Telephone Number, including the area code:      (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
-----------------------

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Aurora Gold Corporation (the "Company", "Aurora Gold") is pleased to announce the appointment of Mr. Lars Pearl as President and Chief Executive Officer and Mr. Michael Montgomery to the board of directors and the resignation of Mr. Klaus Eckhof as President, Chief Executive Officer and director and the resignation of Mr. Antonino Cacace as a director.

Mr. Pearl is a geologist and has been involved in the mining industry for 22 years with experience in mining and exploration in Australia, Africa, South America, Russia and Kazakhstan. Mr. Pearl has been a consultant to Aurora Gold Corporation for the past 2 years and is currently President and Chief Executive Officer of Cigma Metals Corporation, a mineral exploration company with interests in Russia and Kazakhstan.

Mr. Montgomery is a geologist and has over 18 years' experience in the minerals sector. He has held senior positions in both exploration and operations with companies such as Consolidated Minerals, Goldfields Australia and KCGM (Barrick 50% Newmont 50% JV). Mr. Montgomery has worked with a diverse range of commodities including gold, copper, diamonds, nickel, manganese, chromite and iron ore. He has undertaken post-graduate studies in mineral economics and mine planning and is a member of AusIMM.

The Company advises that Mr. Klaus Eckhof has resigned as President, Chief Executive Officer and Director of the Company effective April 30, 2007. Mr. Eckhof leaves to pursue other business opportunities, and leaves the company in a period of consolidation as the Company plans to move into a production phase. The Board would like to acknowledge the significant contribution Mr. Eckhof has made to the Company since he was appointed as CEO and President in 2005 and wishes him well in his future endeavors.

Also, the Company advises that Mr. Antonino Cacace has resigned as a director of the Company as of April 20, 2007 after serving as a director since 1995. The Board wishes to thank Mr. Cacace for his valuable contribution to the Company.

The Company intends to fast track its Molly resource into feasibility and simultaneously tests the Sao Joao deposit for a series of high-grade gold veins to compliment the Molly resource.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 7 exploration properties in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

Item 9.01  Financial Statements and Exhibits

(d)     Exhibits:

99.1 Aurora Gold Corporation news release issued April 27, 2007 and disseminated through the facilities of recognized newswire services.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AURORA GOLD CORPORATION


Date: April 27, 2007                  by: /s/ A. Cameron Richardson
      --------------                      -------------------------
                                              A. Cameron Richardson
                                              CFO and Director